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                     INFORMATION REQUIRED IN PROXY STATEMENT
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                         SECURITIES EXCHANGE ACT OF 1934


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                              Meritage Corporation
--------------------------------------------------------------------------------
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
                           [MERITAGE CORPORATION LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   ----------

                               DATE: MAY 21, 2003
                                 TIME: 9:00 A.M.
                 LOCATION: THE DOUBLETREE PARADISE VALLEY RESORT
                           5401 NORTH SCOTTSDALE ROAD
                            SCOTTSDALE, ARIZONA 85250

To Our Stockholders:

     You are invited to attend the Meritage Corporation 2003 Annual Meeting of Stockholders for the following purposes:

     1. To elect four Class II Directors, each to hold office for a two-year term; and

     2. To transact any other business that may properly come before the meeting. We are not currently aware of any other matters that may come before the meeting.

     Only stockholders of record at the close of business on April 10, 2003 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. A copy of our 2002 Annual Report to Stockholders, which includes audited financial statements, is enclosed.


                                        By Order of the Board of Directors


                                        LARRY W. SEAY, SECRETARY
Scottsdale, Arizona
April 18, 2003

                             YOUR VOTE IS IMPORTANT.
      WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN
      AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN
       THE ENVELOPE PROVIDED. YOU MAY ALSO VOTE BY CALLING THE 800-NUMBER
                           LISTED ON YOUR PROXY CARD.

                              MERITAGE CORPORATION
                             8501 E. PRINCESS DRIVE
                                    SUITE 290
                            SCOTTSDALE, ARIZONA 85255

                            -------------------------
                                 PROXY STATEMENT
                            -------------------------

     This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Meritage Corporation to be used in voting at our Annual Meeting of Stockholders on May 21, 2003. The meeting will be held at 9:00 a.m. at the DoubleTree Paradise Valley Resort, 5401 North Scottsdale Road, Scottsdale, Arizona 85250. The proxy materials relating to the annual meeting, together with our annual report (which includes audited consolidated financial statements for our fiscal year ended December 31, 2002), were mailed on or about April 21, 2003 to stockholders of record at the close of business on April 10, 2003 (the "record date").

     You are entitled to revoke your proxy at any time before it is exercised by attending the annual meeting and voting in person, duly executing and delivering a proxy bearing a later date or sending written notice of revocation to our Secretary at the above address. Whether or not you plan to be present at the annual meeting, we encourage you to sign and return the enclosed proxy card or to use telephone or internet voting. Refer to your proxy card for instructions about voting by telephone, internet and mail.

     THE MERITAGE BOARD OF DIRECTORS IS SOLICITING PROXIES. We will bear the entire cost of proxy solicitation, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies through the mail, by personal interview or telephone.

     The following information should be reviewed along with the audited consolidated financial statements, notes to consolidated financial statements, report of independent auditors and other information included in our 2002 Annual Report that was mailed to you along with this Proxy Statement.

                          VOTING SECURITIES OUTSTANDING

     As of the record date, there were 12,938,634 shares of Meritage common stock outstanding. The common stock is our only outstanding class of voting securities. Each share is entitled to one vote on each proposal to be voted on at the annual meeting. Only holders of record of common stock at the close of business on the record date will be permitted to vote at the meeting, either in person or by valid proxy. Shares represented by a proxy will be voted in the manner directed by a stockholder. If no direction is made, proxies will be voted
(i) for the nominees for election of directors set forth in Proposal No. 1 - Election of Directors and (ii) at the discretion of the proxy holders, on all other matters properly brought before the annual meeting.

                            VOTE NECESSARY FOR ACTION

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the four nominees that receive the largest number of FOR votes cast will be elected as Class II Directors. Most other actions require an affirmative vote of the majority of shares present at the meeting. If you mark "withhold authority" on your proxy with respect to the election of a nominee, your vote will not count either "for" or "against" the nominee. Abstentions and broker non-votes have the effect of a no vote on matters other than director elections. A broker non-vote occurs when a nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     Our Board of Directors has seven members. The directors are divided into two classes serving staggered two-year terms. This year our Class II Directors are up for election. The Board has nominated John R. Landon, Robert G. Sarver, Peter L. Ax and C. Timothy White who are currently serving as Class II Directors for re-election.

     All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, if a nominee becomes unable to serve or if a vacancy should occur before election, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, the Board will vote the proxies held by it for the election of the substitute nominee. In the vote on the election of four director nominees, stockholders may:

     *    vote FOR all nominees;
     *    vote to WITHHOLD votes for all nominees; or
     *    WITHHOLD votes as to specific nominees.

     Unless you tell us by your proxy to vote differently, we will vote your properly completed proxy FOR the Board's nominees.

                        THE BOARD OF DIRECTORS RECOMMENDS
              A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES
                            FOR ELECTION AS DIRECTORS

                        DIRECTOR AND OFFICER INFORMATION

     STEVEN J. HILTON, 41, has served as co-chairman and co-chief executive officer (or co-managing director) since April 1998 and served as our president and co-chief executive officer from December 31, 1996 to April 1998. In 1985, Mr. Hilton co-founded Monterey Homes, which merged with Homeplex Mortgage Investment Co., the Company's predecessor, and was its treasurer, secretary and director until December 31, 1996. Mr. Hilton is a member of the National Association of Homebuilders and the Central Arizona Homebuilders' Association.

     JOHN R. LANDON, 45, has served as co-chairman and co-chief executive officer (or co-managing director) since April 1998 and served as our chief operating officer and co-chief executive officer from the combination of Legacy Homes and Meritage in July 1997 to April 1998. Mr. Landon founded Legacy Homes in 1987 and, as its president, managed all aspects of the company's business. Mr. Landon is a member of the National Association of Homebuilders and the Dallas Home and Apartment Builders' Association.

     ROBERT G. SARVER, 41, has served as a director since December 1996, and is currently the chairman and chief executive officer of Western Alliance Bancorporation and a director of Skywest Airlines. He was the chairman and chief executive officer of California Bank & Trust from 1998 to 2001. From 1995 to 1998, he served as chairman of Grossmont Bank. In 1990, Mr. Sarver co-founded and currently serves as the executive director of Southwest Value Partners and Affiliates, a real estate investment company. Mr. Sarver, a certified public accountant, was the founder of the National Bank of Arizona and was its President until its acquisition by Zions Bancorporation in 1994.

     RAYMOND OPPEL, 46, has served as a director since December 1997. He was the co-founder, chairman and chief executive officer of the Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico, which was sold to the public homebuilder KB Home. Mr. Oppel has served as president of the Texas Panhandle Builder's Association and is a licensed real estate broker. Mr. Oppel currently is active as a private investor in real estate development, banking and an automobile dealership.

     PETER L. AX, 44, has served as a director since September 2000 and is the managing partner of Phoenix Capital Management, an investment banking and merchant-banking firm. Mr. Ax is the former chairman and chief executive officer of SpinCycle, Inc., a publicly held consolidator and developer of coin-operated laundromats. Previously, Mr. Ax served as head of the Private Equity Division and senior vice president of Lehman Brothers in New York. Mr. Ax is also on the board of directors of CashX, Inc. and Medit Marketing, Inc. Mr. Ax is a certified public accountant and holds an M.B.A. from the Wharton School at the University of Pennsylvania.

     WILLIAM G. CAMPBELL, 44, has served as a director since May 2002. Mr. Campbell is a co-founder and managing director of Knightsbridge Realty Capital Inc., an advisory firm that plans and implements capitalization strategies for commercial real estate. Prior to forming Knightsbridge, Mr. Campbell was division manager of FINOVA Realty Capital, the commercial real estate financing division of The FINOVA Group. From 1995 until its acquisition by FINOVA in 1997, Mr. Campbell was chief operating officer of Belgravia Capital Corporation, a nationwide commercial mortgage-banking firm. Mr. Campbell holds an M.B.A. from Pepperdine University and is a certified public accountant.

     C. TIMOTHY WHITE, 42, has served as a director since December 1996, and served as a director of Monterey Homes from February 1995 until December 1996. From 1989 to October 2002, Mr. White was an attorney with the law firm of Tiffany & Bosco, P.A. in Phoenix, Arizona, which provided legal services to Meritage. Effective October 2002, Mr. White joined the law firm of Greenberg Traurig, LLP in Phoenix, Arizona, which provides legal services to Meritage.

     LARRY W. SEAY, 47, has served as chief financial officer and vice president-finance since December 31, 1996, has served as our secretary since 1997 and as our treasurer from 1997 to June 2002. Mr. Seay was chief financial officer and vice president-finance of Monterey Homes from April 1996 to December 31, 1996. Prior to 1996, Mr. Seay served as vice president and treasurer of UDC Homes, Inc. Mr. Seay is a member of the American Institute of Certified Public Accountants and holds an M.B.A. from Arizona State University.

     RICHARD T. MORGAN, 47, has served as vice president since April 1998 and also served as chief financial officer of our Texas division since July 1997. Mr. Morgan was appointed Legacy's chief financial officer in 1997, and was appointed as Meritage's treasurer in June 2002.

              STOCK OWNED BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

MANAGEMENT. The following table summarizes, as of March 14, 2003, the number and percentage of outstanding shares of our common stock beneficially owned by the following:

     *    all Meritage directors and nominees for director;
     * all executive officers named in the compensation summary under "Executive Compensation"; and
     *    all Meritage directors and executive officers as a group.

     The address for our directors and executive officers is c/o Meritage Corporation, 8501 E. Princess Drive, Suite 290, Scottsdale, Arizona 85255. The number of shares includes shares of common stock owned of record by such person's spouse and minor children and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.

                                                                                   RIGHT TO       TOTAL      PERCENT OF
 NAME OF BENEFICIAL                                                NUMBER OF      ACQUIRE BY    BENEFICIAL   OUTSTANDING
       OWNER                    POSITION WITH COMPANY             SHARES OWNED   MAY 14, 2003     SHARES      SHARES(1)
       -----                    ---------------------             ------------   ------------     ------      ---------
Steven J. Hilton      Class I Director, Co-Chairman and Co-CEO    1,271,816(2)       59,640      1,331,456      10.2%

John R. Landon        Class II Director, Co-Chairman and Co-CEO   1,475,268(3)      100,640      1,575,908      12.1%

Robert G. Sarver      Class II Director, Audit, Compensation
                      Committee Member, Nominating/Governance
                      Committee Chairman                            580,600(4)       30,000        610,600       4.7%

Raymond Oppel         Class I Director, Audit, Compensation
                      and Nominating/Governance Committee
                      Member                                             --           5,000          5,000         *

Peter L. Ax           Class II Director, Audit and
                      Compensation Committee Chairman, Lead
                      Independent Director                               --          14,000         14,000         *

William G. Campbell   Class I Director, Audit and Nominating/
                      Governance Committee Member                        --              --             --        --

C. Timothy White      Class II Director                                 632          30,000         30,632         *

Larry W. Seay         Chief Financial Officer, Vice
                      President-Finance and Secretary                16,408          43,600         60,008         *

Richard T. Morgan     Vice President and Treasurer                    3,152          42,800         45,952         *

   All directors and executive officers as a group (9 persons)    3,347,876         325,680      3,673,556      28.2%

*    Less than 1%.

(1) The percentages shown include the shares of common stock actually owned as of March 14, 2003, and the shares which the person or group had the right to acquire within 60 days of that date. In calculating the percentage of ownership, all shares of common stock which the identified person had the right to acquire within 60 days of March 14, 2003 upon exercise of options are considered as outstanding for computing the percentage of the shares owned by that person or group, but are not considered as outstanding for computing the percentage of the shares of stock owned by any other person.
(2)  Shares are held by family trusts.
(3)  933,334 shares are owned with Eleanor Landon, spouse, as tenants-in-common.
(4) Mr. Sarver is deemed to beneficially own 3,000 shares through his spouse and 1,000 shares through a minor child.

CERTAIN OTHER BENEFICIAL OWNERS. Based on filings made under the Exchange Act, as of March 14, 2003, the only other known beneficial owners of more than 5% of Meritage common stock are shown in the following table:

                                                                                         SHARES BENEFICIALLY OWNED
                                                                                           AT DECEMBER 31, 2002
                                                                                          -----------------------
  CERTAIN OTHER BENEFICIAL OWNERS               ADDRESS OF BENEFICIAL OWNER                NUMBER        PERCENT
  -------------------------------               ---------------------------               ---------     ---------
Capital Growth Management LP (1)         One International Place, Boston, MA 02110        1,140,700        8.4%

Franklin Resources Inc. (2)              One Franklin Parkway, San Mateo, CA 94403-1906     727,310        5.4%

FMR Corp. (3)                            82 Devonshire Street, Boston, MA 02109             910,645        6.7%

Wellington Management Company, LLP (4)   75 State Street, Boston, MA 02109                  735,900        5.4%

(1) Based solely on Schedule 13G/A, filed with the SEC on February 7, 2003. Capital Growth Management LP ("CGM") has sole voting power with respect to 1,140,700 shares and shared dispositive power with respect to those 1,140,700 shares. The Schedule 13G/A also states that CGM disclaims any beneficial interest in the shares.
(2) Based solely on Schedule 13G, filed with the SEC on February 12, 2003. Franklin Resources, Inc. ("FRI") has sole voting and dispositive power with respect to 727,310 shares. The Schedule 13G also states that FRI disclaims any economic or beneficial interest in the shares.
(3) Based solely on Schedule 13G, filed with the SEC on February 13, 2003. FMR Corp. has sole voting power with respect to 76,545 shares and sole dispositive power with respect to 910,645 shares. The interest of Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, in Meritage common stock amounted to 834,100 shares or 6.15% of total outstanding shares at December 31, 2002. The voting of these 834,100 shares is carried out under guidelines established by the fund's Board of Trustees.
(4) Based solely on Schedule 13G, filed with the SEC on February 12, 2003. Wellington Management Company, LLP ("WMC") has shared voting power with respect to 496,400 shares and shared dispositive power with respect to 735,900 shares.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

THE BOARD OF DIRECTORS met ten times in fiscal 2002. Each director attended all of the Board and committee meetings of which he is a member.

THE EXECUTIVE COMPENSATION COMMITTEE reviews executive compensation arrangements. In addition, the Committee reviews corporate goals and objectives relevant to the Co-CEOs' compensation and approves compensation levels based on this evaluation. The Committee also administers Meritage's Executive Management Incentive Plan.

THE AUDIT COMMITTEE recommends appointment of our independent auditors, reviews our financial statements and considers other matters in relation to the external audit of financial affairs to promote accurate and timely reporting. The Audit Committee members are independent as described by Sections 303.01(B)(2)(a) and
(3) of the New York Stock Exchange listing standards.

THE   NOMINATING/GOVERNANCE   COMMITTEE  recommends  nominees  for  election  as
directors and recommends matters of corporate governance to the Board of Directors, including plans relating to management succession.

     The following summarizes the membership of the above Committees, and the number of times each met during 2002.

                                         EXECUTIVE                  NOMINATING/
                                       COMPENSATION      AUDIT      GOVERNANCE
                                         COMMITTEE     COMMITTEE     COMMITTEE
                                         ---------     ---------     ---------
Robert G. Sarver *                           x             x             x
Raymond Oppel                                x             x             x
Peter L. Ax **                               x             x
William G. Campbell                                        x             x
Number of meetings in 2002                   6             6             1

*    Chairman of Nominating/Governance Committee
** Chairman of Executive Compensation and Audit Committees, Lead Independent Director

                              CORPORATE GOVERNANCE

     Meritage operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities and setting high standards for ethical conduct. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which establishes or provides the basis for a number of new corporate governance standards and disclosure requirements. In addition, the New York Stock Exchange ("NYSE") recently proposed changes to its corporate governance and listing standards. Many of the requirements of the Sarbanes-Oxley Act of 2002 and related SEC rulemaking initiatives had not yet become effective or applicable as of the date of this proxy statement and the NYSE's proposed rules have not yet been adopted. Nevertheless, we have been reviewing our corporate governance policies and practices and have initiated actions consistent with certain of the proposed rules. We will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and rule changes by the SEC and the NYSE.

INDEPENDENT DIRECTORS

     The Board of Directors has determined that a majority of Meritage's Board members are independent, based on both the NYSE's current and proposed standards for independence. Our independent directors are Robert G. Sarver, Raymond Oppel, Peter L. Ax and William G. Campbell. In making this determination, the Board of Directors evaluated whether there exists any material relationships between these individuals and Meritage. The Board of Directors determined that there does not exist any material relationships between the Company and Peter L. Ax and William G. Campbell. The Board identified and evaluated certain relationships that exist between the Company and Robert G. Sarver and Raymond Oppel, but determined these relationships are not material and do not affect Messrs. Sarver's nor Oppel's independence.

     * In the case of Mr. Sarver, he indirectly owns a 5% beneficial interest, through a partnership, in real property subject to a purchase contract with Meritage. Mr. Sarver's beneficial interest in this property is estimated to be approximately $230,000. Mr. Sarver also owns approximately 4.7% of the Company's outstanding common stock and he owns less than 1% of the outstanding common stock of Zions Bankcorporation, which is the parent company of California Bank & Trust. California Bank & Trust is one of the lenders for our senior unsecured credit facility. In addition, from time to time, we charter an aircraft from a company owned by Mr. Sarver. The Board of Directors determined that these items are not material and do not affect Mr. Sarver's independence because these transactions and holdings are not significant to Mr. Sarver's net worth or financial position. Also, the Board of Directors considers Mr. Sarver's ownership of Meritage common stock beneficial because it aligns his interests with the interests of stockholders.

     * In the case of Mr. Oppel, he owns minority limited partnership investments in four entities that are party to four option contracts, respectively, that sell housing lots to Meritage. In addition, Mr. Oppel owns a minority limited partnership interest in an entity that in 2001 entered into a contract with Hammonds Homes for the sale of housing lots. By virtue of our acquisition of Hammonds Homes in 2002, Meritage became a party to this contract. In 2001, Mr. Oppel discontinued making investments in transactions involving Meritage. The Board of Directors determined that these transactions are not material and do not affect Mr. Oppel's independence because the transactions are not significant to Mr. Oppel's net worth or financial position.

AUDIT COMMITTEE

     All members of the Audit Committee meet the NYSE's current and proposed standard for independence. All members possess the required level of financial literacy and at least one member of the Committee meets the current standard of requisite financial management expertise required by the NYSE. The SEC recently adopted a rule requiring disclosure concerning the presence of at least one "audit committee financial expert" on audit committees. The Board of Directors has made a preliminary determination that at least one of the audit committee members would qualify as an "audit committee financial expert." The Audit Committee operates pursuant to a charter, a copy of which is attached as Exhibit A to this proxy.

EXECUTIVE COMPENSATION COMMITTEE

     All Executive Compensation Committee members meet both the NYSE's current and proposed standards for independence. The functions of this Committee include administrating executive compensation for the Company's Co-CEO's and other executive officers, and administrating management incentive compensation plans. The Executive Compensation Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter for the Executive Compensation Committee is attached as Exhibit B to this proxy.

NOMINATING/GOVERNANCE COMMITTEE

     The Company has established a Nominating/Governance Committee. All members of this committee meet the NYSE's current and proposed standards for independence. The functions of the Nominating/Governance Committee include recommending to the Board of Directors nominees for election as directors of the Company and making recommendations to the Board of Directors as to matters of corporate governance. The Nominating/Governance Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter for the Nominating/Governance Committee is attached as Exhibit C to this proxy.

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

     The Company has developed a set of Corporate Governance guidelines, including specifications for director qualifications and responsibility. These guidelines dictate that non-management directors will meet in executive session at least quarterly outside the presence of directors that are employees or officers of Meritage. The non-management directors met in executive session several times during 2002 and early 2003. Peter L. Ax has been appointed the "lead independent director" and presides over meetings of the non-management directors. A copy of our Corporate Governance Principles and Practices is attached as Exhibit D to this proxy.

CODE OF ETHICS

     Meritage Corporation is committed to conducting business consistent with the highest ethical and legal standards. The Board of Directors has adopted a Code of Ethics which is applicable to all employees, including our Co-CEO's and our Chief Financial Officer. The code is attached as Exhibit 14 to our Annual Report on Form 10-K.

                              DIRECTOR COMPENSATION

     Non-employee directors received an annual retainer of $27,000 in 2002, plus expenses related to attending Board and Committee meetings. Beginning in 2003, our Lead Independent Director will receive $55,000 in addition to his annual retainer. Mr. Campbell received $18,000 for his services during the portion of 2002 that he was a Meritage director. William Cleverly, who resigned as a director in 2002, received $13,500 during the portion of 2002 that he was a Meritage director. Non-employee directors receive no additional cash compensation for attending Board or Committee meetings. In 2002, each non-employee director was granted options to acquire 2,500 shares of our common stock as additional consideration for their services. All non-employee director stock options vest in equal share increments on each of the first two anniversary dates of the date of grant and have an exercise price equal to the closing price of our common stock on the grant date.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation we paid in 2002, 2001 and 2000 to our co-chief executive officers and other most highly compensated executive officers who were paid in excess of $100,000 in 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                              ANNUAL COMPENSATION                                 AWARDS
----------------------------------------------------------------------------    -----------
                                                                   OTHER
                                                                  ANNUAL        SECURITIES
                                                                   COMP-        UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY($)    BONUS($)    ENSATION($)    OPTIONS (#)    COMPENSATION($)(3)
  ---------------------------    ----   ---------    --------    -----------    -----------    ------------------
Steven J. Hilton - Co-Chairman   2002    425,000    1,935,043        --           40,000            23,026
  and Co-Chief Executive         2001    425,000    1,417,401        --           49,000            40,964
  Officer                        2000    400,000      975,597        --           11,200            35,005

John R. Landon - Co-Chairman     2002    425,000    1,935,043        --           40,000            58,575
  and Co-Chief Executive         2001    425,000    1,417,401        --           49,000            57,277
  Officer                        2000    400,000      975,597        --           11,200            63,257

Larry W. Seay - Chief            2002    220,833      600,130(1)     --           15,000            16,782
  Financial Officer, Vice
  President-Finance and          2001    191,308      270,000(2)     --           19,500            15,229
  Secretary                      2000    161,428      175,000        --            7,500            14,654

Richard T. Morgan - Vice         2002    150,000      165,455(1)     --           10,000             5,811
President and Treasurer          2001    150,000      130,000(2)     --           13,500             4,968
                                 2000    122,500       80,000        --               --             5,334

(1) Includes deferred compensation of $45,455 for each Messrs. Seay and Morgan, payable in December 2005. Mr. Morgan also received an award of 152 shares of Meritage stock in 2002.
(2) Includes deferred compensation of $45,000 and $40,000 for Messrs. Seay and Morgan, respectively, payable in December 2004. Mr. Seay also received an award of 108 shares of Meritage stock in 2001.
(3) These amounts represent matching contributions by us to the officers' accounts under the 401(k) plan, group medical, long-term disability and life insurance plan premiums and automobile allowances paid by us as follows:

                                           GROUP,
                                         LONG-TERM
                              401(k)   DISABILITY AND    VEHICLE     TOTAL OTHER
       NAME           YEAR    MATCH    LIFE INSURANCE   ALLOWANCE   COMPENSATION
       ----           ----   -------   --------------   ---------   ------------
Steven J. Hilton      2002   $ 3,278      $ 18,735      $  1,013      $ 23,026
                      2001     3,130        15,115        22,719        40,964
                      2000     2,423        16,889        15,693        35,005

John R. Landon        2002     3,087        39,816        15,672        58,575
                      2001     2,250        38,347        16,680        57,277
                      2000     2,306        37,945        23,006        63,257

Larry W. Seay         2002     3,300         7,482         6,000        16,782
                      2001     3,150         7,429         4,650        15,229
                      2000     3,060         7,394         4,200        14,654

Richard T. Morgan     2002     2,475         3,336            --         5,811
                      2001     2,362         2,606            --         4,968
                      2000     2,460         2,874            --         5,334

                              OPTION GRANTS IN 2002

     The following table lists stock options granted in 2002 to the officers named in the Summary Compensation Table above. The amounts shown as potential realizable values rely on arbitrarily assumed share price appreciation rates prescribed by the SEC over the five or seven-year term of the options. In assessing these values, please note that the ultimate value of the options depends on actual future share values and do not necessarily reflect management's assessment of our future stock price performance and are not intended to indicate our assessment of the value of the options.

                                INDIVIDUAL GRANTS

                                   PERCENT OF
                     NUMBER OF        TOTAL                                   POTENTIAL REALIZABLE VALUE AT
                      SHARES         OPTIONS                                   ASSUMED ANNUAL RATES OF STOCK
                    UNDERLYING     GRANTED TO    EXERCISE OF                PRICE APPRECIATION FOR OPTION TERM
                      OPTIONS     EMPLOYEES IN    BASE PRICE   EXPIRATION   ----------------------------------
       NAME         GRANTED (#)       2002          ($/SH)        DATE             5%($)         10%($)
       ----         -----------       ----          ------        ----             -----         ------
Steven J. Hilton       37,645         11.8%         $38.59       6/11/09          591,403      1,378,221
Steven J. Hilton        2,355          0.7%         $42.45       6/11/07           16,018         46,393
John R. Landon         37,645         11.8%         $38.59       6/11/09          591,403      1,378,221
John R. Landon          2,355          0.7%         $42.45       6/11/07           16,018         46,393
Larry W. Seay          15,000          4.7%         $38.59       6/11/09          235,650        549,165
Richard T. Morgan      10,000          3.1%         $38.59       6/11/09          157,100        366,110

     No options were granted at a below market price in 2002 and we do not have a stock appreciation rights ("SAR") program.

                       AGGREGATED OPTION EXERCISES IN 2002
                         AND 2002 YEAR-END OPTION VALUES

     The following table lists the number of shares acquired and the value realized as a result of options exercised during 2002 for the listed officers. The table contains values for "in the money" options, which are those with a positive spread between the exercise price and the December 31, 2002 share price of $33.65. The values are the difference between the year-end price per share and the exercise price per share, multiplied by the number of applicable shares in the money. These values may never be realized. The options may never be exercised, and the value, if any, will depend on the share price on the exercise date.

                                                 NUMBER OF SECURITIES UNDERLYING
                                                       UNEXERCISED OPTIONS         VALUE OF UNEXERCISED IN-THE-MONEY
                      SHARES                          AT DECEMBER 31, 2002 (#)      OPTIONS AT DECEMBER 31, 2002 ($)
                    ACQUIRED ON       VALUE        ---------------------------      --------------------------------
      NAME          EXERCISE (#)   REALIZED ($)    EXERCISABLE   UNEXERCISABLE         EXERCISABLE   UNEXERCISABLE
      ----          ------------   ------------    -----------   -------------         -----------   -------------
Steven J. Hilton      206,734       5,497,931         23,560         115,840              459,864      2,391,384
John R. Landon             --              --         64,560         115,840            1,529,846      2,391,384
Larry W. Seay          16,000         406,560         24,800          56,200              627,226      1,281,914
Richard T. Morgan       8,000         259,025         31,400          33,600              816,438        733,452

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     THE FOLLOWING REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT.

     It is the duty of the Executive Compensation Committee to review and determine the salaries and bonuses of the Co-CEO's, and to establish the general compensation policies for executive officers. The Committee believes that the compensation programs for each Co-CEO and the Company's other executive officers should reflect Meritage's performance and the value created for Meritage stockholders, and that compensation programs should support the goals and values of the Company. In addition, the Executive Compensation Committee administers Meritage's Executive Management Incentive Plan.

     GENERAL COMPENSATION POLICY AND PHILOSOPHY. The Company's philosophy is to provide its executive officers with compensation that is based on their individual performance and the financial performance of Meritage. Compensation is generally comprised of:

     *    a base salary;
     * performance bonuses designed to reward performance based on financial results; and
     * stock-based incentives designed to tie the executive's overall compensation to the interests of Meritage's stockholders by providing rewards to executives if stockholders benefit from stock price appreciation.

     The Executive Compensation Committee attempts to set executive compensation at levels that are competitive within the industry. The Company's philosophy is to set salaries at the industry medium and provide for the opportunity to earn bonuses at the 75th percentile if the financial hurdles set by the Board of Directors are met. Each year we review executive compensation against publicly available information for other homebuilders. Periodically, we engage outside consultants to evaluate our compensation programs.

     In 2001, the Board of Directors and stockholders approved the Meritage Corporation Incentive Plan (the "Annual Incentive Plan"). The Annual Incentive Plan provides for annual incentive awards to certain of our key executives. In determining awards to be made under the Annual Incentive Plan, the Executive Compensation Committee may approve a formula that is based on one or more objective criteria, including performance criteria and performance goals. Performance criteria must include one or more of the following: pre- or after-tax earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms or as compared to any incremental increase, or as compared to results of a peer group. It is our intent that awards made pursuant to the Annual Incentive Plan constitutes "qualified performance-based compensation" satisfying the requirement of Section 162(m) of the Internal Revenue Code (the "Code").

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this proxy statement. The $1 million limitation generally does not apply to compensation that is pursuant to a performance-based plan approved by stockholders. Our policy is to comply with the requirements of Section 162(m) and maintain deductibility for all executive compensation, except in circumstances where the Executive Compensation Committee concludes on an informed basis that it is in the best interest of Meritage and our stockholders to take actions with regard to the payment of executive compensation which do not qualify for tax deductibility.

     CEO COMPENSATION. Meritage's two co-chief executive officers, John R. Landon and Steven J. Hilton, were compensated during 2001 pursuant to employment agreements they have with the Company. Mr. Landon's and Mr. Hilton's employment agreements provided for a base salary, stock options and bonuses based on company performance. Both agreements provided for an annual salary and annual performance bonus based on a percentage of consolidated net income, as determined by the Board of Directors. These Agreements expired in 2001.

     During 2002, the Executive Compensation Committee continued to compensate Messrs. Landon and Hilton under the parameters of their employment agreements after such agreements expired. A substantial portion of each Co-CEO's compensation is in the form of a bonus program, which is tied to an annual budget. The Executive Compensation Committee believes that tying compensation to financial performance aligns the interests of executives with those of our stockholders. The performance bonus criteria for each Mr. Landon and Mr. Hilton was based on consolidated pre-tax net income and in meeting certain return on asset and equity levels. Based on the 2002 financial results and return on asset and equity goals, Messrs. Landon and Hilton each exceeded the minimum thresholds to qualify for a performance bonus. As a result, the Executive Compensation Committee approved the following compensation for Messrs. Landon and Hilton:

     *    an annualized salary of $425,000;
     *    a performance bonus of $1,935,043; and
     *    a grant of 40,000 stock options vesting over five years.

     The Co-CEO's also participate in various other benefit plans generally available to all Meritage employees, including medical 401(k) and life insurance plans.

     During 2002, the Executive Compensation Committee commissioned a global consulting firm to conduct a study of the Company's executive compensation. As a result of this study, a new employment agreement with Steven J. Hilton, Meritage's Co-CEO, was approved. This employment agreement is described in the following section.

                                        Peter L. Ax - Chairman
                                        Robert G. Sarver
                                        Raymond Oppel

                              EMPLOYMENT AGREEMENTS

     The Executive Compensation Committee recently approved a new employment agreement with Steven J. Hilton, the Company's Co-CEO.

     GENERAL PROVISIONS. The new employment agreement was entered into in 2003, and expires in July 2005. The agreement provides for an annual base salary of $500,000 and an annual performance bonus, which is comprised of two components, the "budget based" component and the "return on assets/equity" component.

     BUDGET BASED COMPONENT. The budget based component is based on the achievement of certain budget targets as determined by the Executive Compensation Committee. The bonus that Mr. Hilton can potentially earn is based on a percentage of pre-tax net income. The percentage of pre-tax net income that he will receive ranges from zero, when he does not achieve at least 90% of the budget target, to 1.2%, when he achieves 100% or more of the budget target.

     RETURN ON ASSETS/EQUITY COMPONENT. The return on assets/equity component provides Mr. Hilton with the opportunity to earn a bonus if Meritage's 2003 return on assets and return on equity meets or exceeds the top one-third of a group of 11 peer homebuilder companies. If Meritage's return on assets and equity meets or exceeds the top one-third of this peer group, Mr. Hilton is entitled to receive an additional bonus of 0.45% of pre-tax net income.

     OTHER BENEFITS. The agreement also entitle Mr. Hilton to participate in fringe and other benefits as are regularly provided by Meritage to its senior management, such as health and long-term disability insurance and paid vacation. In addition, the agreement provides Mr. Hilton with:

     * payments, including a tax gross up, to purchase life insurance in a coverage amount equal to $5 million;
     * payments, including a tax gross up, to purchase disability insurance providing coverage benefits of approximately $20,000 per month;
     * a supplemental savings plan enabling deferred compensation in excess of current 401(k) limitations; and
     * supplemental retirement benefits to provide him with payments equal to 60% of his final five years base salary beginning at age 65 and continuing through his death.

     NON-COMPETE AND SEVERANCE PROVISIONS. The new employment agreement contains non-compete provisions restricting Mr. Hilton from engaging in the homebuilding and home sales business (subject to certain defined exceptions), hiring Meritage's employees, and soliciting its customers and suppliers for a competing business or otherwise attempting to induce any customer or supplier to discontinue or materially modify its relationship with Meritage. The applicability and length of the non-compete provision is interrelated with the Company's severance obligations under the employment agreement, which contains the following provisions:

     1. If the Company discharges Mr. Hilton for cause, no severance payment is required and the non-compete provisions are applicable for two years.

     2. If the Company discharges Mr. Hilton without cause or he resigns for good reason, the Company will be obligated to pay:

          *    his base salary for two years;
          * two times his annual performance bonus based on the average bonus for the preceding two years; and
          * COBRA premiums for two years or the period required by law, whichever is shorter.

          The Company's severance obligations listed in this item 2 are contingent upon Mr. Hilton agreeing to a two year non-compete period. In addition, all stock options granted to Mr. Hilton during the term of the agreement would accelerate and become vested and he would have one year to exercise those options. Mr. Hilton also has stock options that were granted prior to July 1, 2002 that include certain acceleration provisions. If the Company discharges Mr. Hilton without cause, or he resigns for good reason, he may exercise any stock options granted prior to the new employment agreement to the extent already vested or to the extent they vest within three months of termination.

     3. If Mr. Hilton voluntarily resigns his employment (other than for good reason), at its election, the Company will make severance payments, and Mr. Hilton will be subject to a non-compete as follows:

          * If the Company elects a two year non-compete period, it will pay Mr. Hilton (i) his base salary for two years, (ii) two times his annual performance bonus based on the average bonus for the preceding two years, and (iii) COBRA premiums for two years or the period required by law, whichever is shorter.
          * If the Company elects a one year non-compete period, it will pay Mr. Hilton (i) his base salary for one year, (ii) one times his annual performance bonus based on the average bonus for the preceding two years, and (iii) COBRA premiums for two years or the period required by law, whichever is shorter.

     The Company also has an employment agreement with Larry W. Seay, the chief financial officer, which provides for an initial term through December 31, 2003. Mr. Seay's agreement is designed to provide for a base salary and an annual bonus based on the achievement of specific performance objectives. Compensation is subject to continuing employment and standard employment policies. If Mr. Seay is terminated without cause or he terminates his employment due to a demotion in position, he will be entitled to receive:

     *    an amount equal to 75% of his base salary;
     *    75% of his average bonus for the previous three fiscal years; and
     * acceleration of vesting of his stock options as if he held them through the end of the following fiscal year.

                         CHANGE OF CONTROL ARRANGEMENTS

     We have senior executive severance agreements with Messrs. Hilton, Landon, Seay and Morgan. Under these severance agreements, the executive officer is entitled to a severance payment if his employment is terminated by us without cause within two years following a change of control event (or, in the case of Messrs. Hilton, 90 days prior thereto). In addition, the executive officer is entitled to the severance payment if he terminates his employment for good reason within two years following a change in control event. The severance payment equals the sum of:

     * for Mr. Hilton, three times his base salary (as defined) for Mr. Landon, two times his base salary (as defined), and for Messrs. Seay and Morgan, one times their base salary (as defined);
     * for Mr. Hilton, three times his annual incentive compensation (as defined), for Mr. Landon, two times his annual incentive compensation (as defined), and for Messrs. Seay and Morgan, one times their annual incentive compensation (as defined); and
     *    immediate vesting of all their stock options.

                          REPORT OF THE AUDIT COMMITTEE

     THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT MERITAGE SPECIFICALLY INCORPORATES THIS REPORT.

     It is the duty of the Audit Committee to provide independent, objective oversight of Meritage's accounting functions and internal controls. The Audit Committee is composed of independent directors and acts under a written charter that sets forth the audit related functions the committee is to perform. The Board of Directors has adopted a written charter for the Audit Committee. The audit functions of the Audit Committee are to:

     * serve as an independent and objective party to monitor Meritage's financial reporting process and internal controls;
     * review and appraise the audit efforts of Meritage's independent accountants; and
     * provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

     The Audit Committee meets with management periodically to consider the adequacy of Meritage's internal controls and the objectivity of its financial reporting. We discuss these matters with our independent auditors and with appropriate company financial personnel. We regularly meet privately with the independent auditors, who have unrestricted access to the Committee. We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management. We have considered the provision of additional services by our independent auditors and believe that the provision of such additional services does not adversely impact their independence.

     Although the Committee reviews Meritage's financing plans and reports recommendations to the full Board for approval, management has primary responsibility for our financial statements and the overall reporting process, including the Company's internal controls. The independent auditors audit the annual consolidated financial statements prepared by management, express an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of Meritage in conformity with accounting principles generally accepted in the United States of America and discuss with us any issues they believe should be raised with us.

     This year, we reviewed Meritage's audited consolidated financial statements and met with both management and KPMG LLP, our independent auditors, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from Meritage. We also discussed with KPMG LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Based on these reviews and discussions, we recommended to the Board that Meritage's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                                        Peter L. Ax - Chairman
                                        Robert G. Sarver
                                        Raymond Oppel

                                PERFORMANCE GRAPH

     The chart below graphs our performance in the form of cumulative total return to stockholders for the past five years. Our total return is compared to that of the Standard and Poor's 500 Index, the Peer Group and the peer group reported in our last proxy statement (the "Old Peer Group"). We expanded our peer group in 2002 to maintain consistency with the group our Board of Directors uses for purposes of calculating certain components of our Co-CEO's annual performance bonus.

     The comparison assumes $100 was invested on December 31, 1997 in Meritage common stock and in each of the other indices and assumes reinvestment of dividends.

                                                  AS OF DECEMBER 31,
                                    --------------------------------------------
                                    1997    1998    1999    2000    2001    2002
                                    ----    ----    ----    ----    ----    ----
Meritage Corporation                 100     101      90     307     423     555
S&P 500 Index                        100     127     151     136     118      91
Peer Group (1)                       100     104      90     160     223     260
Old Peer Group (2)                   100     112      87     162     212     263

                                     [GRAPH]

(1) The Peer Group consists of the following companies: Beazer Homes USA, Inc., Dominion Homes, Inc. Hovnanian Enterprises, Inc., MDC Holdings, Inc., Ryland Group, Inc., Toll Brothers, Inc., Standard-Pacific Corporation, Technical Olympic USA, Inc., M/I Schottenstein Homes, Inc., WCI Communities, Inc. and William Lyon Homes.

(2) The Old Peer Group consists of the same companies with the exclusion of Dominion Homes, Technical Olympics, WCI and William Lyon Homes. The line graph itself does not include the Old Peer Group because the returns for that group cumulatively and during each of the five years represented are substantially the same as the returns for the new Peer Group.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers, directors and "beneficial owners" of more than ten percent of our common stock must file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission under
Section 16(a). Based solely on review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, with the exception of John R. Landon, our Co-CEO, who filed a report in April 2002, related to the sale of 200 shares in March 2002; Richard T. Morgan, a corporate officer, who filed a report in February 2003 related to the receipt of a stock award of 152 shares of Meritage common stock in December 2002; and Vicki L. Biggs, a corporate officer, who filed a report in February 2003 related to the receipt of a stock award of 76 shares of Meritage common stock in December 2002. In all cases, forms were filed within two months of the transaction date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since 1997, we have leased office space in Plano, Texas from Home Financial Services, a Texas partnership owned by John and Eleanor Landon. The lease expires May 15, 2005. Rents paid to the partnership were $225,182 in 2002 and $193,771 in 2001. Scheduled rent payments in 2003 are approximately $235,000.

     We paid legal fees to Tiffany & Bosco, P.A. of approximately $329,900 in 2002 and $420,000 in 2001. We paid legal fees to Greenberg Traurig, LLP of approximately $102,500 in 2002. C. Timothy White is a partner of Greenberg Traurig, LLP and was a partner of Tiffany Bosco, P.A. prior to October 2002.

     William Cleverly resigned as a managing director effective March 18, 1999 and as a director in 2002. Mr. Cleverly also serves as a consultant to us. In connection with Mr. Cleverly's resignation as a managing director in 1999, Meritage and Mr. Cleverly entered into a separation and consulting agreement. The separation was deemed a termination without cause under Mr. Cleverly's employment agreement. For three years from the effective date of the separation agreement, Mr. Cleverly agreed to consult on our new product development and other areas agreed upon by the parties. The separation agreement contained a non-compete provision that prohibited Mr. Cleverly from competing with us for three years following the effective date, subject to various exceptions. In consideration for Mr. Cleverly's agreement not to compete, he was paid a total of $285,000 in quarterly installments of $23,750 through March 31, 2002. In connection with the separation agreement, both Mr. Cleverly and Meritage released the other party from any liabilities or obligations either party had or may have against such party in the future, subject to certain exceptions. In 2002 we purchased 163 lots for development in Arizona from a business controlled by Cleverly. The total amount paid for the lots was approximately $7.4 million. We purchased 77 lots at a cost of approximately $3.5 million from this same business in 2001.

     During 2002, we chartered an aircraft from a company in which Steven J. Hilton has an ownership interest. The total amount paid for the charter service in 2002 was approximately $128,000.

     In 2002 we entered into a contract with a limited partnership to acquire a parcel of land in Tucson, Arizona. The purchase price of the land is approximately $4.6 million. One of our directors, Robert G. Sarver, has an indirect 5% beneficial interest in this parcel of land through his investment in a partnership. The company anticipates it will acquire this parcel of land in 2003. In addition, during 2002 and 2001, we chartered an aircraft from a company owned by Mr. Sarver. The total amount paid for the charter service during 2002 was $27,604. We paid $101,000 for this charter service in 2001.

     One of our directors, Ray Oppel, has minority limited partner investments in four limited partnerships that have entered into landbanking transactions with us. Mr. Oppel's partnership ownership percentage in these entities ranges from 21.5% to 34.2%. Mr. Oppel also has a 7.5% limited partnership interest in a joint venture that sells lots to Hammonds Homes, which agreement was made prior to our acquisition of Hammonds. By the end of 2001, Mr. Oppel discontinued making new investments in landbanking transactions that involved sales to Meritage. During 2002, we acquired 175 lots at a cost of approximately $14.1 million from these partnerships. We anticipate that in 2003 we will acquire additional lots from these partnerships pursuant to the existing option contracts and agreements. However, as the amount and timing of acquisitions is subject to a number of factors, including factors within and outside the control of Meritage, the exact amount of purchases in a given period that will be made by the partnerships Mr. Oppel has invested in, cannot be reasonably estimated.

     Management believes that the terms and fees negotiated for all transactions listed above are no less favorable than those that could be negotiated in arm's length transactions.

                              INDEPENDENT AUDITORS

     KPMG LLP served as our principal independent auditors for the fiscal year ended December 31, 2002 and the firm has been appointed as our independent auditors for the fiscal year ending December 31, 2003. We expect representatives of KPMG LLP to be present at our Annual Meeting to respond to appropriate questions, and they will be given an opportunity to make a statement if they wish to.

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2002 and 2001, and fees billed for other services rendered by KPMG LLP.

                                                     2002       2001
                                                   --------   --------
          Audit Fees                               $238,245   $150,000
          Audit Related Fees (1)                    134,074    110,808
                                                   --------   --------
               Audit and Audit Related Fees         372,319    260,808
          Tax Fees (2)                              119,893    240,845
          All Other Fees (3)                             --     24,186
                                                   --------   --------
               Total fees                          $492,212   $525,839
                                                   ========   ========

(1) Audit related fees consisted principally of fees for services related to SEC filings and related research, the 2002 acquisitions of Hammonds Homes and Perma-Bilt Homes, our 2002 equity offering and the audit of our 401(k) Plan.
(2) Tax fees consisted of fees for income tax consulting and tax compliance, including preparation of our state and federal income tax returns.
(3)  All other fees consisted of fees for management advisory services.

                              STOCKHOLDER PROPOSALS

     The Board of Directors or Nominating/Governance Committee will consider nominations from stockholders for the class of directors whose terms expire at the year 2004 Annual Meeting. Nominations must be made in writing to our Secretary, received at least 90 days prior to the 2004 Annual Meeting, and contain sufficient background information concerning the nominee's qualifications. Our Secretary must receive any other stockholder proposals for the 2004 Annual Meeting by December 18, 2003 to be considered for inclusion in our 2004 Proxy Statement. Proposals to be presented at the 2004 Annual Meeting that are not intended for inclusion in the Proxy Statement must be submitted in accordance with our Bylaws. A nomination or other proposal will be disregarded if it does not comply with the above procedures.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.

             ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

     We are offering our stockholders the opportunity to consent to receiving our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet. Electronic delivery could save us a significant portion of the costs associated with printing and mailing annual meeting materials, and we hope that our stockholders find this service convenient and useful. If you consent and Meritage elects to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them. We may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the website WWW.INVESTORDELIVERY.COM if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting Mellon Investor Services if you hold shares in your own name.

     By consenting to electronic delivery, you are stating to Meritage that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future annual meeting materials. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.


                                        Meritage Corporation


                                        LARRY W. SEAY
                                        Chief Financial Officer, Vice
                                        President-Finance and Secretary
                                        April 18, 2003

                                    EXHIBIT A

                              MERITAGE CORPORATION

                                 AUDIT COMMITTEE
                        OF THE BOARD OF DIRECTORS CHARTER

I.   PURPOSE AND AUTHORITY

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Corporation's internal audit function and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to the Corporation's policies, procedures and practices at all levels. The Audit Committee shall have the sole authority to appoint or replace the independent accountants and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee's primary duties and responsibilities are to:

     *    Serve  as  an   independent   and  objective   party  to  monitor  the
          Corporation's financial reporting process, internal control system and internal audit function.

     * Engage the external auditors and the outsourced internal auditors as well as the tax compliance work.

     * Review and appraise the audit efforts of the Corporation's independent accountants and internal audit function.

     *    Provide  an  open  avenue  of  communication   among  the  independent
          accountants, financial and senior management, the internal auditing department, and the Board of Directors.

     *    Review the independent auditor's qualifications and independence.

     * Review the compliance by the Corporation with legal and regulatory requirements.

     * Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

     *    Make regular reports to the Board.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Corporation's or the Corporation's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more directors. The members of the Audit Committee shall meet the independence and experience requirements of the NYSE.

The following Independence criteria (which is consistent with SEC and NYSE rules) shall apply to each Audit Committee member:

     * Employees. A director who is an employee (including non-employee executive officers) of the company or any of its affiliates may not serve on the Audit Committee until five years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Corporation, the director could serve on the audit committee after five years following the termination of the relationship between the Corporation and the former parent or predecessor.

     * Business Relationship. A director who has a material relationship with the Corporation may not serve on the Audit Committee. In making a determination regarding the independence of a director pursuant to this paragraph, the Nominating/Governance Committee should consider, among other things, the materiality of the relationship to the Corporation, to the director, and if applicable, to the organization with which the director is affiliated. "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the company, or the director can be a partner, officer or employee or an organization that has such a relationship.

     * Cross Compensation Committee Link. A director who is employed as an executive of another Corporation where any of the Corporation's executives serves on that company's compensation committee may not serve on the Audit Committee.

     * Immediate Family. A director who is an immediate family member of an individual who falls within any of the above categories cannot serve on the Audit Committee until after five years following the termination of such employment relationship.

     *    Large  Stockholders.   A  director  who  holds  20%  or  more  of  the
          Corporation's stock (or who is a general partner, controlling shareholder or other of any such holder) cannot chair or be a voting member of the Audit Committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and the Chair shall be a "financial expert." Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financial statements consistent with IV.3. below.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

     1. Review and update this Charter periodically, at least annually, as conditions dictate. The Audit Committee shall annually review the Committee's own performance.

     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants, and recommend whether the audited financial statements shall be included in the Corporation's Form 10-K.

     3. Review the 10-Q with financial management and the independent accountants, if necessary, prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

     4. Select the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

     5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     7. Review the experience and qualifications of the senior members of the independent accountant team.

     8. Obtain and review a report from the independent auditor at least annually regarding (a) the accountant's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountant and the Corporation. Evaluate the qualifications, performance and independence of the independent accountant, including considering whether the accountant's quality controls are adequate and the provision of non-audit services is compatible with maintaining the accountant's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, as necessary, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the accountants.

     9. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent accounting firm itself on a regular basis.

     10. Recommend to the Board policies for the Corporation's hiring of employees or former employees of the independent accountant who were engaged on the Corporation's account.

     11. Discuss with the national office of the independent accountant issues on which they were consulted by the Corporation's audit team and matters of audit quality and consistency.

     12. Meet with the independent accountant prior to the audit to discuss the planning and staffing of the audit.

FINANCIAL REPORTING PROCESSES

     13. Discuss with management and the independent accountants significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles, any major issues as to the adequacy of the
          Corporation's internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Corporation's financial statements.

     14. Discuss with management the Corporation's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

     15. Discuss with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation's financial statements.

     16. Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

PROCESS IMPROVEMENT

     17. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     18. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     19.  Review  any  significant   disagreements   among  management  and  the
          independent accountants in connection with the preparation of the financial statements.

     20. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

ETHICAL AND LEGAL COMPLIANCE

     21. Review and update periodically the Corporation's employee handbook and Code of Ethics and ensure that management has established a system to enforce these policies.

     22. Review management's monitoring of the Corporation's compliance with the organization's conduct policies, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

     23. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     24. Review, with the organization's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     25. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate

                                    EXHIBIT B

                              MERITAGE CORPORATION

                     EXECUTIVE COMPENSATION COMMITTEE OF THE
                           BOARD OF DIRECTORS CHARTER

I.   PURPOSE AND AUTHORITY

The Executive Compensation Committee (the "Committee") is responsible to the Board of Directors and reports regularly to the Board on the activities of the Committee which includes approving all executive compensation arrangements. The Committee has sole authority to retain and terminate any consulting firm used to advise the Committee, when appropriate, including sole authority to approve the consulting firm's fees and other retention terms. The Committee may when appropriate form and delegate authority to subcommittees comprised of independent directors.

II.  COMPOSITION

The Committee shall be comprised of three or more Directors, all of whom are independent within the meaning of applicable New York Stock Exchange rules. Members of the Committee are selected by the full Board of Directors upon recommendation of the Nominating/Governance Committee and may be removed and replaced by the full Board at any time.

III. RESPONSIBILITIES AND DUTIES

     1. Establish a compensation philosophy for the Corporation with regard to salaries and other compensation of executive officers which considers business and financial objectives, compensation provided by comparable companies and/or such other information as may be deemed appropriate.

     2. Approve all base salaries and other compensation of executive officers who are in a position to exercise discretionary judgment which can substantially influence the affairs of the Corporation.

     3. Review and make recommendations on changes in major fringe benefit programs.

     4.   Approve awards under all stock option plans of the Corporation.

     5. Annually review and approve corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief
          Executive Officer's performance in light of those goals and objectives, and recommend to the Board, the Chief Executive Officer's compensation levels based on this evaluation. In determining any long-term incentive component of the Chief Executive Officer's compensation, the Committee shall consider the Corporation's performance and relative stockholder return, the value of similar incentive awards to chief executive officers and comparable companies, and the awards given to the Chief Executive Officer in past years. In addition, the Committee shall comply with the requirements of Section 162(m) of the Internal Revenue Code and maintain deductibility of all executive compensation, except in circumstances where the Committee determines on an informed basis that it is in the best interest of the Corporation and the stockholders to take actions with regard to executive compensation that do not qualify for tax deductibility.

     6. Act on behalf of the Board in administering compensation plans approved by the Board and/or stockholders, in a manner consistent with the terms of such plans, including, as applicable, review of performance target goals established before start of the relevant plan year and determination of when performance goals have been achieved at the end of the plan year.

     7.   Review and recommend for approval new incentive plans to the Board.

     8.   Annually  review  the  outside  Directors   compensation  program  for
          competitiveness and plan design. Recommend changes as appropriate to the Board.

     9. Consult with and advise management on major policies affecting employee relations.

     10. Ensure that a management succession program for the Chief Executive Officer(s) and selected senior executives is developed and presented annually to the Board.

     11. Annually issue a summary report suitable for submission to the stockholders in the Corporation's annual proxy statement.

     12. Perform such other duties and functions as from time to time may be prescribed by the Board.

     13.  Review and update the Committee's Charter on at least an annual basis.

     14.  Regularly report to the Board.

     15.  Conduct  a  Committee  self-evaluation  on at least an  annual  basis,
          consistent  with  the   self-assessment   process   reflected  in  the
          Corporation's Corporate Governance Principles and Guidelines.

                                    EXHIBIT C

                              MERITAGE CORPORATION

                         NOMINATING/GOVERNANCE COMMITTEE
                        OF THE BOARD OF DIRECTORS CHARTER

I.   PURPOSE AND AUTHORITY

The Committee is responsible to the Board of Directors and reports regularly to the Board on activities of the Committee, which include (1) assisting the Board by identifying individuals qualified to become Board members, and recommending to the Board director nominees for the next annual meeting of stockholders, (2) recommending to the Board Corporate Governance Principles and Practices applicable to the Corporation, (3) leading the Board in its annual review of the Board's performance, and (4) recommending to the Board director nominees for the Executive Compensation Committee and the Audit Committee. The Committee has sole authority to retain and terminate any search firm used to identity director candidates, including sole authority to approve the search firm's fees and other retention terms. The Committee may when appropriate form and delegate authority to subcommittees comprised of Independent Directors.

II.  COMPOSITION

The Committee shall be comprised of Directors who are independent within the meaning of applicable New York Stock Exchange rules ("Independent Directors"). Non-management Directors who are not Independent Directors will be entitled to notice of, and may attend, all meetings of the Committee. Committee Members are selected by the full Board and may be removed and replaced by the full Board at any time. The Chair of the Committee is selected by the Independent Directors and may be removed at any time by a majority of the Independent Directors.

III. RESPONSIBILITIES

The Committee shall have the following specific responsibilities and such other responsibilities as from time to time may be prescribed by the Board of
Directors:

BOARD ORGANIZATION, MEMBERSHIP AND FUNCTIONS

     1.   Develop criteria for director nominees.

     2.   Review and recommend director candidates for the Board.

     3. Recommend a class of directors for election at the Annual Meeting of Stockholders.

     4. Make recommendations to the Board regarding director retirement age, tenure and removal for cause.

     5. Assess and monitor, with Board involvement, the performance of the Board.

     6. Review continued appropriateness of Board membership of members who retire or change their position held at the time of election.

     7. Develop and recommend to the full Board a set of corporate governance principles and practices applicable to the Corporation (the "Corporate Governance Principles and Practices"), addressing, at a minimum, the following matters:

          * Director qualification standards, including policies regarding director tenure, retirement, and succession;


          *    Director    responsibilities,    including   basic   duties   and
               responsibilities   with  respect  to   attendance  at  Board  and
               committee meetings and advance review of meeting materials;


          * Director access to management and, as necessary or appropriate, independent advisors;


          *    Director orientation and continuing education;


          * Management succession, including policies and principles for Chief Executive Officer selection and performance review, as well as policies regarding succession in the event of an emergency or retirement of the Chief Executive Officer(s); and


          * Board and committee self-assessments on at least an annual basis to determine whether the Board and its committees are functioning effectively.

     8.   Monitor  compliance  with  the  Corporation's   Corporate   Governance
          Principles and Practices.

     9.   Conduct  a  Committee  self-evaluation  on at least an  annual  basis,
          consistent  with  the   self-assessment   process   reflected  in  the
          Corporation's Corporate Governance Principles and Practices.

     10.  Review and update the Committee's Charter on at least an annual basis.

COMMITTEE STRUCTURE AND MEMBERSHIP

     Review the Charters of the Executive  Compensation  Committee and the Audit
     Committee  and  make  recommendations   regarding  the  number,  structure,
     membership and function of such committees.

                                    EXHIBIT D

                              MERITAGE CORPORATION

                  CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

DIRECTOR QUALIFICATIONS

     The Board of Directors (the "Board") will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating/Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members' qualification as independent, as well as consideration of age, skills, and experience in the context of the needs of the Board. Nominees for directorship will be selected by the Nominating/Governance Committee in accordance with the policies and principles in its charter. The invitation to join the Board should be extended by the Board itself, by the Chairman of the Nominating/Governance Committee and the Chairman of the Board.

     The Board presently has seven members. The Board believes that a size of six to ten is an appropriate size.

     The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop over time increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole through this "institutional knowledge." As an alternative to term limits, the Nominating/Governance Committee will review from time to time each director's continuation on the Board.

DIRECTOR RESPONSIBILITIES

     The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Corporation and its Stockholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Corporation's senior executives and its outside advisors and auditors. The directors shall also be entitled to have the Corporation purchase directors' and officers' liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Corporation's charter, bylaws and any indemnification agreements, and to exculpation as provided by Maryland law and the Corporation's charter.

     Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should generally be distributed to the directors before the meeting, and directors should review these materials in advance of the meeting.

     The Chairman will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board shall advise and participate in the Corporation's long range strategic plans and such issues should be addressed at least one Board meeting each year.

     The non-management directors will meet in executive session at least quarterly. The director who presides at these meetings will be chosen by the independent directors, and his/her name will be disclosed in the Corporation's annual proxy statement.

BOARD COMMITTEES

     The Board will have at all times an Audit Committee, an Executive Compensation Committee and a Nominating/Governance Committee. All of the members of these committees will be independent directors under the criteria established by the New York Stock Exchange.

     Committee members will be appointed by the Board upon recommendation of the Nominating/Governance Committee. The Board will not mandate rotation of the Committee members, but will consider from time to time the membership of the Committees.

     Each committee will have its own written charter. The charters will set forth the authority and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

DIRECTOR ACCESS TO OFFICERS AND EMPLOYEES

     Directors have full and free access to officers and employees of the Corporation. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Corporation and will, unless inappropriate, copy the Chief Executive Officer on any written communications between a director and an officer or employee of the Corporation.

DIRECTOR COMPENSATION

     The form and amount of director compensation will be determined by the Executive Compensation Committee in accordance with the policies and principles set forth in its charter, and the Executive Compensation Committee will conduct an annual review of director compensation. The Executive Compensation Committee will consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Corporation makes substantial charitable contributions to organizations with which a director is affiliated, or if the Corporation enters into consulting contracts with, or provides other indirect forms of compensation to, a director or an organization with which the director is affiliated.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

     All new directors should participate in an orientation program sponsored by the Corporation. This orientation will be designed to familiarize new directors with the Corporation's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Ethics, its principal officers, its internal audit function, and its independent auditors.

CHIEF EXECUTIVE OFFICER EVALUATION AND MANAGEMENT SUCCESSION

     The Executive Compensation Committee will conduct an annual review of the Chief Executive Officers' performance, as set forth in its charter. The Board will review the Executive Compensation Committee's report in order to ensure that each Chief Executive Officer is providing the best leadership for the Corporation in the long- and short-term.

     The Board of Directors shall be responsible to approve a succession plan for the Chief Executive Officer(s) and the Senior Officers of the Corporation. The entire Board will work with the Nominating/Governance Committee to nominate and evaluate potential successors to the Chief Executive Officer.

ANNUAL PERFORMANCE EVALUATION

     The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating/Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board's performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board's contribution to the Corporation and specifically focus on areas in which the Board or management believes that the Board could improve.

                                                                         Mark Here for  [ ]
                                                                         Address Change
                                                                         or Comments

                                                                         PLEASE SEE REVERSE SIDE


                                   FOR     WITHHELD     THIS PROXY,  WHEN PROPERLY EXECUTED WILL
                                           FOR ALL      BE VOTED  AS YOU  SPECIFY  ABOVE.  IF NO
ELECTION OF CLASS II DIRECTORS:    [ ]       [ ]        SPECIFIC VOTING  DIRECTIONS ARE GIVEN BY
VOTE FOR nominees listed below                          YOU,  THIS  PROXY  WILL BE VOTED FOR THE
                                                        DIRECTOR   NOMINEES   LISTED  AND,  WITH
 01  John R. Landon                                     RESPECT  TO SUCH OTHER  BUSINESS  AS MAY
 02  Robert G. Sarver                                   PROPERLY  COME  BEFORE THE  MEETING,  IN
 03  Peter L. Ax                                        ACCORDANCE  WITH THE  DISCRETION  OF THE
 04  C. Timothy White                                   APPOINTED  PROXY.  PLEASE SIGN, DATE AND
                                                        RETURN THIS PROXY PROMPTLY.
WITHHELD FOR:
(Write that nominee's name
in the space provided below.)

_________________________________________               Please  disregard if you have previously  [ ]
                                                        provided your consent decision.
_________________________________________
                                                        By  checking  the  box to the  right,  I
_________________________________________               consent  to  future  delivery  of annual
                                                        reports, proxy statements,  prospectuses
                                                        and  other   materials  and  shareholder
                                                        communications  electronically  via  the
                                                        Internet  at a  webpage  which  will  be
                                                        disclosed to me. I  understand  that the
                                                        Company may no longer distribute printed
                                                        materials   to  me   from   any   future
                                                        shareholder  meeting  until such consent
                                                        is  revoked.  I  understand  that  I may
                                                        revoke  my   consent   at  any  time  by
                                                        contacting the Company's transfer agent,
                                                        Mellon Investor Services LLC, Ridgefield
                                                        Park,   NJ  and  that   costs   normally
                                                        associated  with  electronic   delivery,
                                                        such as usage and  telephone  charges as
                                                        well  as  any   costs  I  may  incur  in
                                                        printing    documents,    will   be   my
                                                        responsibility.

SIGNATURE __________________________  SIGNATURE  __________________________  DATE ______________

PLEASE SIGN EXACTLY AS NAME(S) APPEAR HEREIN. IF ACTING AS AN EXECUTOR, ADMINISTRATOR,  TRUSTEE,
CUSTODIAN,  GUARDIAN,  ETC.,  YOU  SHOULD  SO  INDICATE  IN  SIGNING.  IF THE  STOCKHOLDER  IS A
CORPORATION,  PLEASE SIGN THE FULL CORPORATE NAME, BY A DULY AUTHORIZED  OFFICER.  IF SHARES ARE
HELD JOINTLY, EACH STOCKHOLDER NAMED SHOULD SIGN.

--------------------------------------------------------------------------------
                      - DETACH HERE FROM PROXY VOTING CARD. -

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

             INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11PM
                EASTERN TIME THE DAY PRIOR TO ANNUAL MEETING DAY.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
    IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

        INTERNET                               TELEPHONE                           MAIL
http://www.eproxy.com/mth                    1-800-435-6710

Use the Internet to vote your        Use any touch-tone telephone to        Mark, sign and date
proxy. Have your proxy card in       vote your proxy. Have your proxy         your proxy card
hand when you access the web     OR  card in hand when you call. You   OR           and
site. You will be prompted to        will be prompted to enter your           return it in the
enter your control number,           control number, located in the        enclosed postage-paid
located in the box below, to         box below, and then follow the              envelope.
create and submit an electronic      directions given.
ballot.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT: HTTP://WWW.MERITAGEHOMES.COM

PROXY                                                                      PROXY

                              MERITAGE CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS - May 21, 2003

     The undersigned hereby appoints each of Steven J. Hilton or John R. Landon proxies with full power of substitution acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Meritage Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the DoubleTree Paradise Valley Resort, 5401 N. Scottsdale Road, Scottsdale, Arizona 85250 on Wednesday, May 21, 2003 at 9:00 a.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

     IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                 PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND
           RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                     - DETACH HERE FROM PROXY VOTING CARD. -

                YOU CAN NOW ACCESS YOUR MERITAGE ACCOUNT ONLINE.

ACCESS YOUR MERITAGE  STOCKHOLDER ACCOUNT ONLINE VIA INVESTOR  SERVICEDIRECT (R)
(ISD).

Mellon Investor Services LLC, agent for Meritage Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

   *    View account status           *    View payment history for dividends
   *    View certificate history      *    Make address changes
   *    View book-entry information   *    Obtain a duplicate 1099 tax form
                                      *    Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
                 AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

THE CONFIDENTIALITY OF YOUR PERSONAL INFORMATION IS PROTECTED USING SECURE SOCKET LAYER (SSL) TECHNOLOGY.

     *    SSN or Investor ID
     *    PIN
     *    Then click on the ESTABLISH PIN button

PLEASE BE SURE TO REMEMBER YOUR PIN, OR MAINTAIN IT IN A SECURE PLACE FOR FUTURE REFERENCE.

STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access your account please enter your:

     *    SSN or Investor ID
     *    PIN
     *    Then click on the SUBMIT button

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU WILL NOW BE ASKED TO SELECT THE APPROPRIATE ACCOUNT.

STEP 3: ACCOUNT STATUS SCREEN

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

     *    Certificate History
     *    Book-Entry Information
     *    Issue Certificate
     *    Payment History
     *    Address Change
     *    Duplicate 1099

              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME